Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 3 to Form S-4 of Seven Seas Cruises S. DE R.L. of our report dated March 1, 2012 relating to the consolidated financial statements of Seven Seas Cruises S. DE R.L. and Subsidiaries which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Miami, FL

April 20, 2012